                                                                EXHIBIT 10.9.4

                               STOCK OPTION AGREEMENT



     STOCK OPTION AGREEMENT made as of the 2nd day of February, 1998 by and between AMERICAN CARD TECHNOLOGY, INC., a Delaware corporation, with a business office at 1355 Terrell Mill Road, Suite 200, Marietta, Georgia 30067 (hereinafter called the "Corporation"), and ROBERT DIXON (hereinafter called the "Optionee").

     The Corporation has adopted a 1996 Stock Option Plan (the "Plan") to be used to award options to purchase shares of its common stock to certain employees, consultants, and other persons who perform substantial services for the Corporation or any of its subsidiaries or affiliates, as determined by the Board of Directors of the Corporation (the "Board") or a special committee of the Board (the "Committee"). The Board or Committee has authorized the awarding of an option under the Plan to the Optionee. The options issued under the Plan may in some cases be entitled to favorable tax treatment afforded to "incentive stock options" under Sections 421 and 422 of the Internal Revenue Code (such an option being hereinafter sometimes referred to as an "Incentive Stock Option"). Wherever the context so requires, the "Corporation" shall be deemed to refer to any or all of the Corporation's subsidiaries or affiliates.

     NOW, THEREFORE, in consideration of the premises contained herein, it is hereby agreed as follows:

     1. The Corporation hereby grants to the Optionee as of the date of this Agreement the right and option to purchase (hereinafter called the "Option") all or any part of an aggregate of 50,000 shares of the Corporation's common stock, with a par value of $.001 per share (hereinafter called the "Common Stock"), on the terms and conditions herein set forth.

     2.   The Option granted herein shall constitute an Incentive Stock Option.

     3. The Optionee's right to exercise the Option shall be subject to the following terms and conditions:

          (a) OPTION PRICE. The price per share with respect to the Option shall be Twelve and 00/100 Dollars ($12.00).

          (b) EXERCISE OF OPTION. No portion of the Option shall be exercisable prior to the consummation of an initial public offering of Common Stock of the Corporation (an "IPO") and thereafter shall be exercisable only as follows:

               (i) At any time after the IPO, the Option may be exercised to the extent of one-fourth of the aggregate number of shares of Common Stock.

               (ii) At any time after the expiration of the next three successive anniversaries of the IPO, the first such date being one year after the date of the IPO, the Option may be exercised to the extent of an additional one-fourth of the aggregate number of shares originally covered by the Option, and the Option may also be exercised to the extent to which the right to exercise shall theretofore have accrued and not been exercised.

              (iii) No portion of the Option shall be exercisable after the tenth anniversary of the date of its grant, and after that date the Option shall lapse with respect to any shares of Common Stock not theretofore purchased.

               (iv) The Option may not be exercised for less than one hundred
     (100) shares of Common Stock at any one time, unless fewer than one hundred
     (100) shares of Common Stock remain covered by the Option, in which event the Option must be exercised for all such shares.

          (c) NOTICE OF EXERCISE; PAYMENT; SHAREHOLDERS' RIGHTS. The Optionee shall exercise the Option by giving a written notice of exercise, in the form attached to this Agreement as EXHIBIT A, to the President of the Corporation, indicating the number of shares of Common Stock to be purchased, and tendering payment in full by cash or certified or bank check. No shares shall be issued or delivered until full payment therefor has been made. The Optionee shall have none of the rights of a shareholder, in respect of the Common Stock, except with respect to shares actually issued to the Optionee.

          (d) NON-TRANSFERABILITY OF OPTION. The Option shall not be transferable other than by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee may exercise the Option.

          (e) TERMINATION OF EMPLOYMENT. If the Optionee's employment shall be terminated by the Corporation or by the Optionee, with or without cause, for whatever reason other than by death, the Optionee shall have the right within three months after such termination to exercise the Option to the extent the right to exercise the Option shall have accrued at the date of such a termination of employment, except to the extent the Option shall have been exercised or shall have expired. Any portion of the Option not exercised within said three months shall lapse.

          (f)  DEATH OF OPTIONEE.

               (i) If the Optionee shall die, the Option shall lapse and neither the Optionee nor the Optionee's heirs or legal representatives shall have any further rights under this Agreement relating to any Option with respect to which the right to exercise shall not have accrued prior to the date of the Optionee's death.

               (ii) If the Optionee shall die while employed by the Corporation, or within the three-month period specified in Section 3(e) hereof, the executor or administrator of the estate of the Optionee, or the person or persons to whom the Option shall have been validly transferred by the executor or administrator pursuant to will or the laws of descent and distribution, shall have the right within one year from the date of the Optionee's death to exercise the Option to the extent the right to exercise the Option shall have accrued at the date of death, except to the extent the Option shall have been exercised or shall have expired. Any portion of the Option not exercised within said one-year period shall lapse.

     4. Shares of Common Stock issued upon the exercise of any portion of the Option granted under this Agreement shall be transferable only pursuant to an effective registration or exemption from registration under the Securities Act of 1933, as amended. Stock certificates representing shares of Common Stock shall bear a legend in substantially the following form:

               The shares of the Corporation's common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except pursuant to an effective registration, or exemption from registration, under said Act.

     5. The Optionee acknowledges that special rules must be complied with in order to ensure that the Option remains eligible for favorable tax treatment accorded Incentive Stock Options under Section 421 of the Internal Revenue Code, and that the Optionee, in addition to conferring with appropriate representatives of the Corporation, may wish to consult with his or her personal tax adviser.

     6. Subject to the restrictions of this Agreement, the Optionee shall have all the rights of a shareholder in respect of the Common Stock issued hereunder, beginning with the date of issuance of the Common Stock. The Common Stock shall be fully paid and non-assessable.

     7. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to this Option shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, or consolidation, then there shall be substituted for each share of Common Stock subject to this Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; PROVIDED, HOWEVER, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Committee such substitution cannot be effected or would be inappropriate, or if the Corporation shall sell all or substantially all of its assets, the Corporation shall use reasonable efforts to effect some other adjustment of this Option which the Committee, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 8, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such shares of Common Stock shall have been changed or for which they shall have been exchanged, then, if the Committee shall determine that such change equitably requires an adjustment in the number or kind of shares then subject to this Option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of this Option. In the case of any such substitution or adjustment as provided for in this paragraph, the Option Price in this Option for each share covered hereby prior to such substitution or adjustment will be the total option price for all shares of stock or other securities which shall have been substituted for each such share or to which such share shall have been adjusted pursuant to this Section 8. No adjustment or substitution provided for in this Section 8 shall require the Corporation to sell a fractional share; and the total substitution or adjustment with respect to this Option shall be limited accordingly. Any of the foregoing adjustments or substitutions in the shares subject to the Option shall not limit applicability of the restrictions hereunder and such restrictions shall automatically apply to all Common Stock or other securities issued by the Corporation and at any time held by the Optionee by virtue of having exercised the Option.

     8. The Optionee represents and agrees to represent and agree at the time of the exercise of the Option that any and all Common Stock purchased pursuant to the exercise of the Option will be purchased for investment and not with a view to the distribution or resale thereof, and that the Common Stock will not be sold except in accordance with the restrictions or limitations set forth in this Agreement or as may be imposed by law.

     9. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

     10. This Agreement shall be interpreted according to the laws of the State of Georgia.

     11. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any Court having jurisdiction thereof.

     12. This Agreement and the Plan which is hereby incorporated by reference herein contain the entire agreement of the parties with respect to the Common Stock. All prior agreements and understandings are merged herein. No amendment or modification hereof shall be binding unless in writing and signed by the party against whom enforcement is sought.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year as first above written.


Seal                                         AMERICAN CARD TECHNOLOGY, INC.


                                             By: /s/ Raymond Findley, Jr.
                                                 ------------------------
                                                 Its President

Attest:


     /s/ Richard J. Shea, Jr.                      /s/ Robert Dixon
------------------------------                   ----------------------
Secretary                                        Robert Dixon

                                      EXHIBIT A



                ------------------------------------------------------------
                         Address of Person Exercising Option


                              --------------------------
                                         Date


American Card Technology, Inc.
1355 Terrell Mill Road - Suite 200
Marietta, Georgia  30067

Attention:  President

Dear Sirs:

     I hereby elect to exercise the Option to purchase shares of Common Stock of the Corporation awarded to me on February 2, 1998.

     A. The number of shares being purchased: ________ shares at $12.00 per share.

     B.   I desire to follow Procedure 1 or Procedure 2, as indicated below:

          [CHECK EITHER PROCEDURE 1 OR PROCEDURE 2 AND FILL IN BLANKS UNDER THAT
           PROCEDURE ONLY].

          _____ PROCEDURE 1: A certified or bank cashier's check payable to the order of the Corporation in the amount of $_______________ [insert the full purchase price of the shares being purchased] is attached.

                    The certificate or certificates should be mailed or delivered to:

                    ---------------------------------------------

                    ---------------------------------------------

                    ---------------------------------------------


          _____ PROCEDURE 2: Payment of $_______________, being the full purchase price of the shares being purchased, is to be made by certified or bank cashier's check payable to the order of the Corporation at the office of the Corporation, 1355 Terrell Mill Road - Suite 200, Marietta, Georgia, against delivery of a certificate or certificates representing such shares to me or my representative, on the ______________ [here insert Fifth, Sixth, Seventh, Eight, Ninth or Tenth] business day from the date of this notice is received by the Corporation.

                    Please advise me of the exact date and time when payment and delivery will take place.

                    I will [check one]

                    _____ appear personally to make payment and accept delivery

                    _____     be represented by:

                    ---------------------------------------------

                    ---------------------------------------------

                    ---------------------------------------------
                    [here insert name and address of bank or other
                     representative authorized to act for you].


     C. The certificate or certificates for the shares being purchased should be registered and the name and address to be shown on the Corporation's stock records should be as follows:

                  -----------------------------------------

                  -----------------------------------------

                  -----------------------------------------

     D. I represent and agree that the shares as to which I am hereby exercising an option are being purchased for investment and not with a view to the distribution or resale thereof, and the Common Stock will not be sold except in accordance with the restrictions or limitations set forth in the Stock Option Agreement or as may be imposed by law.


                        Sincerely yours,



                        -------------------------------------------
                        Robert Dixon

                                       2